EXHIBIT 12(a)

                   BANKERS TRUST CORPORATION AND SUBSIDIARIES
         COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                              (dollars in millions)

                                                                                                                        Three Months
                                                                                                                           Ended
                                                                                Year Ended December 31,                   March 31,
                                                    --------------------------------------------------------------------------------
Earnings:                                             1996          1997          1998           1999           2000          2001
                                                    --------------------------------------------------------------------------------
 1. Income (loss) before
     income taxes                                   $ 1,131       $ 1,239        $   (77)       $(1,415)       $   900       $   128
 2. Add: Fixed charges
          excluding capitalized
          interest
          (Line 10)                                   5,483         5,959          6,954          3,654          3,027           644
 3. Less: Equity in undistributed
            income of
            unconsolidated
            subsidiaries and
            affiliates                                   30          (117)            15             75             42            49
                                                    --------------------------------------------------------------------------------
 4. Earnings including
     interest on deposits                             6,584         7,315          6,862          2,164          3,885           723
 5. Less: Interest on
           deposits                                   1,355         2,076          2,195          1,424            998           174
                                                    --------------------------------------------------------------------------------
 6. Earnings excluding
     interest on deposits                           $ 5,229       $ 5,239        $ 4,667        $   740        $ 2,887       $   549
                                                    ================================================================================
Fixed Charges:
 7. Interest Expense                                $ 5,451       $ 5,926        $ 6,919        $ 3,612        $ 2,988       $   640
 8. Estimated interest
     component of net
     rental expense                                      32            33             35             42             39             4
 9. Amortization of debt
     issuance expense                                    --            --             --             --             --            --
                                                    --------------------------------------------------------------------------------
10. Total fixed charges
     including interest on
     deposits and excluding
     capitalized interest                             5,483         5,959          6,954          3,654          3,027           644
11. Add: Capitalized
          interest                                       --            --             --             --             --            --
                                                    --------------------------------------------------------------------------------
12. Total fixed charges                               5,483         5,959          6,954          3,654          3,027           644
13. Less: Interest on
           deposits
           (Line 5)                                   1,355         2,076          2,195          1,424            998           174
                                                    --------------------------------------------------------------------------------
14. Fixed charges excluding
     interest on deposits                           $ 4,128       $ 3,883        $ 4,759        $ 2,230        $ 2,029       $   470
                                                    ================================================================================
Consolidated Ratios of Earnings
 to Fixed Charges:
Including interest on deposits
   (Line 4/Line 12)                                    1.20          1.23            .99            N/A           1.28          1.12
                                                    ================================================================================
Excluding interest on deposits
   (Line 6/Line 14)                                    1.27          1.35            .98            N/A           1.42          1.17
                                                    ================================================================================

For the years ended December 31, 1999 and 1998, earnings, as defined, did not cover fixed charges, including and excluding interest on deposits by $1,490 million and $92 million, respectively, as a result of a net loss recorded during the period.

N/A - Not Applicable

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